SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                            (Amendment No. _____)

FILED BY THE REGISTRANT [  X  ]
FILED BY A PARTY OTHER THAN THE REGISTRANT [    ]

[ ] Preliminary Proxy Statement      [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
[X] Definitive  Proxy  Statement         ONLY (AS PERMITTED BY RULE 14A-6(E) (2)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             LIFEMARK CORPORATION
________________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X]  No fee required
[ ]  $125 per Exchange Act Rule  0-11(c)(1)(ii), 14a-6(i)(1),  or 14a-6(j)(2) or
     item  22(a)(2)  of  Schedule  14A.
[ ]  $500 per each  party to the  controversy pursuant to Exchange Act
     Rule  14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ______________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

        ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ______________________________________________________________________

     4) Proposed maximum aggregate value of transaction:

        ______________________________________________________________________

     5) Total fee paid:

        ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ______________________________________________________________________

     2) Form, Schedule or Registration Statement No.:

        ______________________________________________________________________

     3) Filing Party:

        ______________________________________________________________________

     4) Date Filed:

        ______________________________________________________________________

                             LIFEMARK CORPORATION
                   (FORMERLY MANAGED CARE SOLUTIONS, INC.)

                           NOTICE OF ANNUAL MEETING

                               OF STOCKHOLDERS

                              SEPTEMBER 13, 1999

      You are cordially invited to attend the Annual Meeting of Stockholders of Lifemark Corporation (the "Company" or "Lifemark"), formerly Managed Care Solutions, Inc., which will be held at the Lifemark corporate offices located at 7600 North 16th Street, Suite 150, Phoenix, Arizona on Monday, September 13, 1999, at 4:00 p.m., Mountain Time, for the following purposes:

1.  To elect directors; and

2. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on August 23, 1999 are entitled to vote at the Annual Meeting or any adjournment thereof.

      A Proxy Statement and a proxy card solicited by the Board of Directors are enclosed herewith. The Proxy Statement should be read carefully. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                    /s/ Stephen G. Smyth
                                    ---------------------------------
                                    Stephen G. Smyth
                                    SECRETARY

Phoenix, Arizona
August 24, 1999

                             LIFEMARK CORPORATION

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 13, 1999

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lifemark Corporation (the "Company" or "Lifemark"), formerly Managed Care Solutions, Inc., of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Lifemark corporate offices located at 7600 North 16th Street, Suite 150, Phoenix, Arizona on Monday, September 13, 1999, at 4:00 p.m., Mountain Time, and at any adjournment thereof.

      Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors and on other matters properly presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

      The Company's executive offices are located at 7600 North 16th Street, Suite 150, Phoenix, Arizona 85020 and its telephone number is 602-331-5100. Proxy materials are being mailed to stockholders beginning on or about August 24, 1999.

                     SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record at the close of business on August 23, 1999, are entitled to vote at the Annual Meeting. The only voting stock of the Company outstanding is its Common Stock, of which 4,808,068 shares were outstanding at the close of business on August 18, 1999. Each share of Common Stock issued and outstanding is entitled to one vote. The six nominees for director receiving the most votes will be elected as directors; abstentions and broker non-votes will have no effect on the election of directors. Votes will be tabulated, using an automated scanner, by the inspectors of election appointed by the Company.

                     COMMON STOCK OWNERSHIP BY MANAGEMENT

      The following table sets forth, as of June 30, 1999, certain information regarding the beneficial ownership of Common Stock by each of the Company's directors, executive officers named in the "Summary Compensation Table", and by all directors and executive officers of the Company as a group, and by each person known by the Company to be the beneficial owner of 5 percent or more of the outstanding Common Stock.

                                                  SHARES            PERCENT OF
            NAME(1)                         BENEFICIALLY OWNED     COMMON STOCK
            -------                         ------------------     ------------

      Rhonda E. Brede.....................        68,345  (2)          1.3%
      James A. Burns......................       175,500  (3)          3.5%
      William G. Brown....................       157,932  (2)(5)       3.0%
      Rogers K. Coleman...................            --                 *
      Richard C. Jelinek..................       726,320  (2)(4)(5)   14.1%
      Henry H. Kaldenbaugh................       575,204  (2)         11.3%
      Risa Lavizzo-Mourey.................        26,365  (2)            *
      John G. Lingenfelter................       479,919  (2)          9.4%
      Michael J. Kennedy..................        87,769  (2)          1.7%
      Michael D. Hernandez................       100,000  (2)          2.0%
      Hollybank Investments, LP...........       607,947  (6)         12.0%
      Blue Cross and Blue Shield of Texas,
        Inc.                                     879,221  (7)         14.8%

      All directors and executive officers
        as a group (10 persons)...........     2,231,510  (2)(5)      41.7%

      *Represents less than 1% of Common Stock beneficially owned.

(1) The address of all of the persons named or identified above, except Hollybank Investments, LP, Blue Cross and Blue Shield of Texas, Inc. and James Burns, is c/o Lifemark Corporation, 7600 North 16th Street, Suite 150, Phoenix, Arizona 85020.

(2) Includes 32,500, 3,750, 3,750, 13,750, 41,250, 18,750, 65,250,  100,000, and
    269,000 shares covered by options and/or warrants held by Ms. Brede, Dr. Kaldenbaugh, Dr. Lingenfelter, Mr. Jelinek, Mr. Brown, Dr. Lavizzo-Mourey, Mr. Kennedy, Mr. Hernandez, and all directors and officers as a group, respectively, which were exercisable within sixty days of June 30, 1999. Such persons disclaim beneficial ownership of such shares.

(3) The address of James A. Burns is 75-5814 Neke Place, Kailua-Kona, Hawaii 96740.

(4) Includes 25,333 shares owned by Mr. Jelinek's wife.

(5) Includes 77,922 shares which may be acquired upon conversion of $300,000 in principal amount of a Convertible Note of the Company and 10,000 shares covered by a currently exercisable stock purchase warrant. Both the Convertible Note and Stock Purchase Warrant are held by a trust created by Mr. Brown for the benefit of members of his family, of which Mr. Jelinek is one of the co-trustees.

(6) Represents shares as of June 23, 1999, as reported on Schedule 13D. Hollybank Investments, LP disclaims beneficial ownership with respect to all of the shares for all purposes other than for reporting purposes on Schedule 13D. The address of Hollybank Investments, LP is One Financial Center, Suite 1600, Boston, Massachusetts, 02111.

(7) Represents 779,221 shares which may be acquired upon conversion of $3,000,000 in principal amount of a Convertible Secured Note of the Company and 100,000 shares covered by a currently exercisable stock purchase warrant. The address of Blue Cross and Blue Shield of Texas, Inc. ("BCBSTX") is 901 S. Central Expressway, Richardson, Texas 75080.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      John Lingenfelter failed to timely file a Form 5 with respect to 20 transactions in which he gifted a certain number of shares of Common Stock and changed the form of ownership of certain other Common Stock.

                            ELECTION OF DIRECTORS

      Six directors are to be elected at the Annual Meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the next Annual Meeting of Stockholders. All nominees are currently serving as directors.

      Unless authority is withheld, signed proxies which are returned in a timely manner will be voted for the election of the six nominees for director, provided that if any of such nominees should be unable to serve by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies in their discretion. Nominees receiving a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors.

      Biographical information concerning the six nominees is presented below.

      Rhonda Brede, age 42, has been President, Chief Operating Officer and a director of the Company since July 1999. Previously, she was Lifemark's Senior Vice President of Health Plan Administration and Implementation with responsibility for all of the Company's owned and managed health plan operations. She also has been the Chief Executive Officer of Ventana Health Systems, Inc. ("Ventana") and Arizona Health Concepts, Inc. ("AHC") since 1998 and Senior Vice President of the Company since 1996. During the period 1993 to 1996, she was Executive Director for Ventana. Ms. Brede has been involved in management and operations of Ventana, a prepaid, fully capitated LTC health plan since its inception in 1989. She has 13 years of experience in managed health care, including commercial, Medicaid Acute Care and Long-Term Care ("LTC") environments.

      Richard C. Jelinek, age 62, Chairman of the Board of the Company, was co-founder of a predecessor of Medicus Systems Corporation in 1969 and served as Chief Executive Officer and Director of these corporations (the "Predecessor Corporation") from its incorporation in December 1984 until February 1996 and of the Company since March 1996. From 1983 to 1985 he was also Chairman of the Board and Chief Executive Officer of Mediflex Systems Corporation. Prior to 1969, Mr. Jelinek was Associate Professor of Industrial Engineering and Hospital Administration and Director, Systems Engineering Group, Bureau of Hospital Administration at The University of Michigan. He has a Ph.D. in Industrial Engineering from The University of Michigan.

      William G. Brown, age 56, is a partner of Bell, Boyd & Lloyd, Chicago, Illinois, counsel to the Company, and has been a director of the Predecessor Corporation since its incorporation in 1984 and of the Company since March 1996. Mr. Brown also served as Secretary of the Predecessor Corporation since its incorporation and of the Company from March 1996 until October 1998. Mr. Brown is also a director of MYR Group, Inc., Dovenmuehle Mortgage, Inc. and CFC International, Inc.

      Risa Lavizzo-Mourey, M.D., age 45, is the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania. Dr. Lavizzo-Mourey earned her medical degree at Harvard Medical School followed by a Masters of Business Administration at the University of Pennsylvania's Wharton School. Dr. Lavizzo-Mourey has served on numerous Federal advisory committees and, most recently, on President Clinton's Commission for Consumer Protection and Quality in the Health Care Industry. She is a member of the Institute of Medicine of the National Academy of Science. Dr. Lavizzo-Mourey joined the Predecessor Corporation Board in April 1994 and has served as a director of the Company since March 1996. She is also a director of Beverly Enterprises and The Hangar Orthopedics Inc.

      Henry H. Kaldenbaugh, M.D., age 54, is a founder of two subsidiaries of the Company, Ventana and AHC, as well as Managed Care Solutions of Arizona, Inc. ("MCSAZ"), which was dissolved June 1997, and has been a director of the Company since March 1996. He has been an officer and board member of Ventana and AHC since their inception and of MCSAZ from 1993 to 1997. He has had a family medicine and pediatric practice in northern Arizona since 1977. Dr. Kaldenbaugh is board certified in pediatrics and quality assurance and utilization and review. Dr. Kaldenbaugh served as medical director of AHC from 1992 through 1997 and has been an officer or director of AHC, Ventana and MCSAZ (until its dissolution) since their inception. He served as Administrative Medical Director for Health Management Associates, Inc. from 1990 through 1991, for Northern Arizona Family Health Plan from 1988 through 1991, and for the Arbors Nursing Facility from 1984 through 1987. Dr. Kaldenbaugh received his medical degree from Baylor University.

      John G. Lingenfelter, M.D., age 71, is the Vice Chairman of the Company and a founder of AHC, Ventana and MCSAZ. He has been a director of the Company since March 1996, and has been an officer and board member of Ventana and AHC since their inception and of MCSAZ from 1993 to 1997. Dr. Lingenfelter has engaged in the general practice of medicine in Kingman, Arizona since 1961. He served as Mohave County, Arizona Health Director from 1966 through 1982 and Medical Director of the Kingman Health Care Center from 1985 to 1995. He has been serving as Mohave County Hospital District Board Trustee since 1988 to present. He was a member of the Mohave County board of education and past President of the Mohave County Union High School District from 1979 to 1986. He has been a director since 1980 of The Stockmen's Bank, Kingman, Arizona. Dr. Lingenfelter received his medical degree from the University of Iowa.

                     MEETINGS AND COMMITTEES OF THE BOARD

      During the fiscal year ended May 31, 1999, the Board of Directors held four meetings. No director attended fewer than three-fourths of the aggregate number of meetings of the Board and of the committees described below on which he or she served during the past fiscal year. The Board has designated an Audit Committee, whose functions include making recommendations to the Board on the selection and retention of the Company's auditors, a Compensation Committee, whose functions include making recommendations to the Board regarding the salaries and bonuses to be paid, and a Stock Option Committee, whose functions include granting options under, and administering, the Company's stock option plans. William Brown and Henry Kaldenbaugh are currently the members of the Audit Committee; Richard Jelinek, Mr. Brown and Dr. Risa Lavizzo-Mourey are currently the members of the Compensation Committee; and Mr. Jelinek and Dr. Lavizzo-Mourey are currently the members of the Stock Option Committee. During the fiscal year ended May 31, 1999, the Audit Committee met three times, the Compensation Committee met one time and the Stock Option Committee met two times.

                                  COMPENSATION

      Set forth below is information concerning the executive officers of the Company as of May 31, 1999.

                                     SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                         ANNUAL COMPENSATION              COMPENSATION
                               ----------------------------------------      AWARDS
                                                                             ------
                                                              OTHER        SECURITIES
                                                              ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL             FISCAL    SALARY    BONUS   COMPENSATION   OPTIONS/SARS   COMPENSATION
   POSITION (1)                 YEAR      ($)       ($)        ($)             (#)         ($) (2)
------------------             ------    ------    -----   ------------   ------------   ------------

Michael D. Hernandez (3)
  Former Chairman and
  Chief Executive Officer       1999    200,000   25,000            -               -             -
                                1998     78,030   25,000            -         400,000             -

James A. Burns
  Vice Chairman, President
  and Chief Operating Officer   1999     40,465   37,000      253,823 (4)           -         3,724
                                1998    175,000        -            -               -        10,987
                                1997    164,792        -            -               -         8,955

Michael J. Kennedy
  Chief Financial Officer       1999    143,125   47,125            -               -         3,978
                                1998    136,000   32,500       28,016 (5)           -         3,284
                                1997    125,000        -       31,809 (5)      87,000         1,458

(1) Includes each person who served as the Chief Executive Officer during the most recent fiscal year and the other most highly compensated executive officers as measured by salary and bonus meeting the disclosure threshold requirements pursuant to Item 402 of S.E.C. Regulation S-K.

(2) The amounts shown for Mr. Burns for fiscal 1999 represents officer's life insurance of $665, auto allowance of $1,300 and computer equipment of $1,759. The amount shown for Mr. Kennedy for fiscal year 1999 includes officer's disability insurance of $598. The Company has a contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Participants may contribute 1% to 15% of their salaries, subject to maximum contribution limitations imposed by the Internal Revenue Service. The amount shown for Mr. Kennedy for fiscal year 1999 include Company contributions to his account in the amount of $3,380.

(3) Mr. Hernandez was relieved of his duties as Chairman and Chief Executive Officer of the Company on July 15, 1999. Pursuant to his employment contract, 200,000 options were cancelled on July 15, 1999 and 200,000 of his options are exercisable on or before December 12, 1999.

(4) The amount shown for Mr. Burns represents a severance payment of $169,823 and payments in excess of the fair market value for 75,000 shares purchased by the Company from Mr. Burns of $84,000 during fiscal year 1999.

(5) The amount shown for Mr. Kennedy in each year represents moving expense related reimbursement.

OPTION / SAR GRANTS TABLE

      The  Company  did not make any grants to named  executives  during  fiscal
1999.

OPTION / SAR EXERCISES AND YEAR-END VALUATION
                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             ---------------------------------------------------
                                       AND FY END OPTION/SAR VALUES
                                       ----------------------------

                                                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/
                                                      OPTIONS/SARS AT FY-END           SARS AT FY-END

                   SHARES ACQUIRED     VALUE
                   ON EXERCISE (1)   REALIZED (2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME(#)                  ($)            (#)             (#)            ($)            ($)            ($)
-------------------------------------------------------------------------------------------------------------

Michael D. Hernandez        -              -          100,000        300,000             -              -
James A. Burns         75,000         46,875                -              -             -              -
Michael J. Kennedy          -              -           65,250         21,750        48,938         16,313

(1)    Number of securities underlying options/SAR exercised.
(2) Market value of underlying securities on date of exercise, minus the exercise or base price.

DIRECTOR COMPENSATION

      All directors of the Company are paid an annual retainer of $10,000. In addition, under the Company's 1995 Directors' Stock Option Plan, an option to purchase 20,000 shares of Common Stock is granted to each director of the Company who is not an officer, employee or greater than five percent stockholder of the Company at the time of such director's initial election to the Board. Under the Company's 1996 Non-Employee Director Stock Option Plan, each non-employee director of the Company receives, on the date of each annual meeting of stockholders, an option to purchase 5,000 shares of Common Stock. Options under each of the 1995 Directors' Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan are for a term of ten years, become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and have an exercise price equal to the fair market value on the date of grant.

EMPLOYMENT AGREEMENTS

      The Company is a party to an employment agreement with Michael D. Hernandez providing for his employment as Chairman and Chief Executive Officer of the Company. Mr. Hernandez was relieved of his duties as Chairman and Chief Executive Officer of the Company and each of its
subsidiaries  on  July  15,  1999.   The  agreement, which  was entered  into on
January 1998 and had an initial term of four years, provided that during Mr. Hernandez's employment, he was to receive an annual salary of not less than $200,000, was eligible to participate in the Company's bonus plan with a targeted bonus of 25% of his base salary in accordance with the Company's customary practices and formulae, and was to devote not less than 75% of his full time to the business and affairs of the Company. Upon execution of this employment agreement, Mr. Hernandez received a signing bonus of $25,000. Mr. Hernandez also received options to purchase 400,000 shares of the Company's Common Stock, subject to vesting in four equal increments of 25% on January 12, 1999, 2000, 2001 and 2002. In the event of a change in control of the Company, all of Mr. Hernandez's outstanding options would vest and become exercisable on the date of the change in control. The Company agreed that if Mr. Hernandez's employment was terminated by the Company other than for cause or, without his consent, the Company reduced his base salary or targeted bonus opportunity, materially changed his duties or responsibilities or changed the location of his principal place of work, and as a result of such change or changes he voluntarily terminated his employment, then, in either event, the 25% of Mr. Hernandez's outstanding options scheduled to vest on the next January 12 would vest and become exercisable on the date of termination of his employment, and he would be entitled to receive his base salary for a period of 12 months following notice of termination, as well as a pro rata bonus.

      On March 1, 1996, the Company entered into an employment agreement with Mr. Burns. The agreement provided that he would receive a salary of at least $175,000 annually, and that if his employment was terminated by the Company (other than for cause), he would receive severance payments at the rate of $175,000 annually (i) until March 1, 1999, in the event of termination prior to March 1, 1998; (ii) for a period of one year if termination occurred between March 1, 1998 and March 1, 1999; (iii) until March 1, 2000 if termination occurred between March 1, 1999 and September 1, 1999; and (iv) for a period of six months if termination occurred after September 1, 1999. Mr. Burns' employment agreement further provided that in no event would severance pay exceed six months if at the time of termination the Company had not had net income after taxes during the preceding 12 months of at least $1,000,000. The agreement also provided for the grant of options to purchase 150,000 shares of Common Stock. Effective August 1, 1998, Mr. Burns resigned as an officer and director of the Company and each of its subsidiaries. Pursuant to the terms of his separation agreement, Mr. Burns was paid $37,000 as a bonus for fiscal year 1998 and an aggregate of $169,823 as severance payments during the 12 months ended July 31, 1999. The remaining 75,000 unvested stock options held by Mr. Burns were cancelled.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

      The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee and, with respect to stock options, the Stock Option Committee of the Board of Directors.

COMPENSATION PHILOSOPHY

      The  Company's  compensation  programs  are  designed to link  executives'
compensation to the performance of the Company and provide competitive compensation for Company executives relative to a select group of peer companies in order to attract and retain high caliber senior executives essential to the long-term prosperity of the Company. The compensation mix reflects a balance of annual base salary, bonus and equity-based incentives. Emphasis, however, is placed on the more strategic equity-based plans intended to build shareholder value and provide incentives to motivate executive behavior over the long term.

COMPENSATION PROGRAM

      Executive officer compensation consists of two key elements: (1) an annual cash component comprised of base salary and bonus and (2) a long-term equity component with respect to which existing holdings of Common Stock are recognized and in appropriate cases stock options are granted. The policies with respect to each of these elements are described below.

      (1)  Annual Compensation

      Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in the Company and the marketplace. For this purpose, the "market" consists of a broad range of companies with which the Company feels it competes for executive talent. This group is different than the peer group used for comparison purposes in the stock price performance graph that appears elsewhere in this Proxy Statement because the Company believes the market for executive talent extends to a broader range of companies than those included in the stock price performance graph.

      Annual salary adjustments are determined by a review of market research, Company performance (measured by earnings per share growth), the individual's contribution to that performance, and for executive officers responsible for particular business units, the financial and operating results of their business units. No specific weights are assigned to these factors.

      Annual bonuses for executive officers in fiscal 1999 were awarded in accordance with the Company Performance Incentive program, a bonus incentive program based on the Company meeting or exceeding its targeted earnings objective and is defined as a percentage of each executive's salary. The Company Performance Incentive program is designed to link compensation to the performance of the Company. Under this program, the Company must produce a minimum target return to shareholders before Company performance awards are generated. At the minimum target level, 40% of the Company Performance award is given. An additional award of 60% of the Company Performance award can be paid should the Company achieve 100% of the target performance level. For fiscal 1999, greater than the minimum target return to shareholders was achieved and 100% of Company Performance Incentive bonuses were awarded.

      (2)  Long-Term Compensation

      To align shareholders' and executive officers' interests, the Company's long-term compensation plan uses stock option grants whose value is related to the value of Common Stock. Grants of stock options are made under the Company's 1995 and 1996 Stock Option Plans and 1998 CEO Stock Option Plan. In granting options, the Board takes into account existing holdings and options already held by each executive. The size of each option grant is determined by the individual's position within the Company, the individual's level of responsibility and the number of options currently held by the individual.

      Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options generally vest in four annual increments and are exercisable up to ten years from the date granted. Stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation occurs in the price of Common Stock over a specified number of years.

CEO COMPENSATION

      Mr. Hernandez was compensated pursuant to his employment agreement (described above under "Employment Agreements"), which was effective January 12, 1998. Included in Mr. Hernandez's compensation was a signing bonus of $25,000. In determining the level of compensation, Mr. Hernandez's experience in the health care industry was considered.

POLICY WITH REGARD TO THE $1 MILLION DEDUCTION LIMIT

      In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement, subject to an exception for "performance - based" compensation plans as defined under that section. The Company's 1995 and 1996 Stock Option Plans, as Amended and 1998 CEO Stock Option Plan are each intended to qualify as a "performance-based plan". The Compensation and Stock Option Committee has determined that the other compensation currently paid to the Company's executive officers is not expected to exceed the limitation as set forth in Section 162(m).

      The foregoing report has been approved by all members of the Compensation and Stock Option Committees.

                                       Richard C. Jelinek
                                       William G. Brown
                                       Risa Lavizzo-Mourey

                              PERFORMANCE GRAPH

      The Company as it presently exists is the result of a spinoff and subsequent merger transactions which occurred on March 1, 1996. Prior to March 1, 1996 the Company was named Medicus Systems Corporation (the "Predecessor Corporation"). On March 1, 1996, all of the assets of the Predecessor Corporation, other than those related to its managed care business, were transferred to a wholly owned subsidiary of the Predecessor Corporation, and all of the shares of that company, then named Medicus Systems Corporation ("Medicus"), were distributed (the "Distribution") on a share-for-share basis to stockholders of the Predecessor Corporation. Immediately after the Distribution, the Company, which then consisted only of the managed care business of the Predecessor Corporation, effected a one-for-three reverse stock split. Also on March 1, 1996, immediately after the reverse stock split, the Company acquired three Arizona corporations engaged in the managed care business through merger transactions (the "Mergers") pursuant to which each of the Arizona corporations became a wholly owned subsidiary of the Company, and the Company's name was changed to Managed Care Solutions, Inc. On July 12, 1999, the Company changed its name to Lifemark Corporation.

      The following graph compares the cumulative total shareholder return on Common Stock since March 1, 1996 (the effective date of the Mergers and the date on which the Common Stock began trading under the symbol MCSX) to that of the Nasdaq market index and Nasdaq Health Services index. The Company stock symbol was changed to LMRK effective with the adoption of the Company's new name, Lifemark Corporation.

                                                           MAY 31,
                                            ----------------------------------
                          MARCH 1, 1996     1996      1997       1998     1999
                          -------------     ----      ----       ----     ----
Lifemark Corporation           100           152        76        182       97
NASDAQ U.S.                    100           114       128        162      228
NASDAQ Health Services         100           113        94         95       82

      The following graph compares the cumulative total shareholder return on Predecessor Corporation (then known as Medicus Systems Corporation) Common Stock from June 1, 1994 to February 29, 1996 (the last trading day prior to the effective date of the Mergers) to that of the Nasdaq market index and an index comprised of the Common Stock of 13 peer companies that compete in the healthcare information systems industry. In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the peer group are weighted for market capitalization.

                          JUNE 1, 1994     MAY 31, 1995     FEBRUARY 29, 1996
                          ------------     ------------     -----------------

            Medicus           100               60                  55
            NASDAQ U.S.       100              119                 151
            Peer Group        100              134                 171

      The peer group of companies was selected based upon their being in the business of healthcare information systems and related services. The companies in the peer group, which for performance graph purposes, does not include the Predecessor Corporation, are as follows: Access Health Marketing, First Data Corporation, GMIS, Inc., Health Management Systems, Health Risk Management, Keane, Inc., Medaphis Corporation, Medic Computer Systems, Mediware Informations Systems, Policy Management Systems, Shared Medical Systems, Spacelabs Medical, Inc. and US Services, Inc.

 COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Jelinek, Mr. Brown and Dr. Lavizzo-Mourey are currently members of the Compensation Committee and Mr. Jelinek and Dr. Lavizzo-Mourey are
currently members of the Stock Option Committee. None of the Company's directors have interlocking or other relationships with other boards or the Company that require disclosure under Item 402(j) of S.E.C. Regulation S-K, except as described below.

      For the fiscal year ended May 31, 1999, the Company incurred legal fees for general legal services of $48,600 to the law firm of Bell, Boyd & Lloyd, of which William G. Brown, a director of the Company, is a partner. During the fiscal year ended May 31, 1999, Dr. Kaldenbaugh was paid consulting fees of $84,000 by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      THE COMPANY. As of May 31, 1999, Dr. Kaldenbaugh owed $10,526 to the Company pursuant to a promissory note in the original principal amount of $94,000, with interest at the rate of 3%. The highest balance outstanding during fiscal year 1999 was $33,760. The note was originally payable to Ventana, and was transferred to the Company during the fiscal year ended May 31, 1997. The note is payable upon demand. The purpose of this loan was to provide Dr. Kaldenbaugh funds to settle litigation in 1992 concerning a covenant not to compete to which he was subject.

      During fiscal year 1999, the Company received $7,711,755 from Rio Grande HMO, Inc. ("RGHMO"), a subsidiary of BCBSTX, pursuant to administrative services agreements between the Company and RGHMO.

      In October 1996, the Company signed an agreement whereby BCBSTX invested $3,000,000 in the Company in the form of a convertible secured loan. The loan has an original term of three years with a renewal option for two additional one-year periods, if certain conditions are met. The loan bears interest at a rate of 8% per annum. Principal and interest are payable at the end of the initial three-year term and, thereafter, at the end of each annual extension. The loan is convertible into Common Stock at a conversion price of $3.85 per share. BCBSTX also received a warrant to purchase 100,000 shares of Common Stock at an exercise price of $4.45 per share. BCBSTX has the right of first refusal to participate as an equity partner in future Lifemark funding requirements. On May 31, 1999, $3,710,000 was due to BCBSTX pursuant to the note consisting of $3,000,000 in principal and $710,000 of accrued interest.

      In a separate transaction, a trust created by William G. Brown, a director of the Company, for the benefit of members of his family, and of which
Richard C. Jelinek, Chairman and Director, is one of the co-trustees, (the "Brown GST Trust") invested $300,000 in the Company through a convertible unsecured loan and received a warrant to purchase 10,000 shares of Common Stock. The interest rate, term, conversion price, and warrant exercise price are the same for the Brown GST Trust as for BCBSTX, except that interest on the loan is payable monthly. During the fiscal year ended May 31, 1999, the Company paid an aggregate of $24,000 in interest to the Brown GST Trust.

      MCSAZ. In October 1995, MCSAZ borrowed $155,000 from a trust established by Dr. Lingenfelter and $52,000 from a trust established by Dr. Kaldenbaugh. The notes, due December 31, 2000, provide for interest income to be accrued at 8% per annum. MCSAZ then loaned from these funds $118,000 to Dr. Kaldenbaugh pursuant to a promissory note, due December 31, 2000, also providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Company Common Stock received by Dr. Kaldenbaugh in the Mergers in exchange for their stock in MCSAZ. The stock pledge also secures the above described loans from the trusts to MCSAZ. The purpose of the loan was to provide Dr. Kaldenbaugh funds to pay taxes incurred as a result of his owning shares in AHC, then a Subchapter S corporation. In June 1998, the Company made a $97,000 payment to Dr. Lingenfelter's trust. On May 31, 1999, $87,000 and $66,000 were outstanding on notes payable to the trusts established by Dr. Lingenfelter and Dr. Kaldenbaugh, respectively, and $158,000 was outstanding on the note receivable from Dr. Kaldenbaugh.

      VENTANA. In October 1995, Dr. Kaldenbaugh borrowed $95,055 from Ventana pursuant to a promissory note due December 31, 2000 providing for interest to accrue at 8% per annum. The note is secured by a pledge of Common Stock received by Dr. Kaldenbaugh in the Mergers in exchange for their stock in Ventana. The purpose of the loan was to provide Dr. Kaldenbaugh funds to pay taxes as described in the preceding paragraph. As of May 31, 1999, $122,938 was outstanding under the loan to Dr. Kaldenbaugh.

      During fiscal year 1999, Dr. Lingenfelter received total payments of $126,600 under risk sharing contracts between Dr. Lingenfelter and Ventana in Mohave County, Arizona. As of May 31, 1999, Dr. Lingenfelter is owed an additional $26,841 pursuant to such contracts.

      ARIZONA HEALTH CONCEPTS. Dr. Kaldenbaugh received payment of $22,989 pursuant to risk sharing contracts with AHC, and Dr. Lingenfelter received capitation payments of $115,863 from AHC during fiscal year 1999. As of May 31, 1999, Dr. Lingenfelter was owed $124,047, pursuant to risk sharing contracts.

                             CERTAIN TRANSACTIONS

      For  descriptions  of   certain  transactions  involving   Mr.  Brown  and
Drs. Kaldenbaugh and Lingenfelter and BCBSTX, see the information under the caption "Compensation and Stock Option Committee Interlocks and Insider Participation."

                           INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP has been selected by the Board of Directors of the Company, upon the recommendation of its Audit Committee, to continue to act as auditors in fiscal year 2000. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                                ANNUAL REPORT

      The Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 1999 is enclosed with this Proxy Statement. Stockholders are referred to this report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                          PROPOSALS BY STOCKHOLDERS

      Any proposals by stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than April 26, 2000 in order to be considered by the Board of Directors for inclusion in the Company's Proxy materials for that meeting. The Company will be entitled to exercise discretionary proxy authority with respect to any other proposals presented by stockholders at that meeting unless the Company is notified of such proposals no later than July 10, 2000.

                                OTHER MATTERS

      Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them, and the Company will, upon request, reimburse them for the reasonable expense of doing so. The entire cost of the solicitation will be borne by the Company.

      The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted with respect to such matters in accordance with the judgment of the persons acting under the proxies.

                                       By Order of the Board of Directors


                                       Stephen G. Smyth
                                       SECRETARY

--------------------------------------------------------------------------------
PROXY                                                                    PROXY
                             LIFEMARK CORPORATION
                   (FORMERLY MANAGED CARE SOLUTIONS, INC.)

                      ANNUAL MEETING, SEPTEMBER 13, 1999

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Rhonda E. Brede and Richard C. Jelinek or either of them, each with full power of substitution, is hereby authorized to vote all shares of Common Stock of Lifemark Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Lifemark Corporation to be held on September 13, 1999, and at any adjournment thereof, as indicated herein.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.

       PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND
                       RETURN IT IN THE ENCLOSED ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LIFEMARK CORPORATION
                     (formerly Managed Care Solutions, Inc.)

      PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

The Board of Directors Recommends a Vote "FOR" each Listed Proposal.

                                                                         FOR ALL
                                                     FOR ALL   WITHHOLD   EXCEPT
1. ELECTION OF DIRECTORS--

   NOMINEES:  RHONDA E. BREDE, RICHARD C. JELINEK,
   JOHN G. LINGENFELTER, M.D., WILLIAM G. BROWN,
   HENRY M. KALDENBAUGH, M.D.,
   RISA LAVIZZO-MOUREY, M.D.                          /  /       /  /     /  /

   -----------------------------------------------
   (EXCEPT NOMINEE(S) WRITTEN ABOVE)


                                                DATED: ___________________, 1999

                                      SIGNATURE (S)_____________________________

                                      __________________________________________
                                      PLEASE  SIGN  EXACTLY  AS  YOUR  NAME  (OR
                                      NAMES)    APPEARS    HEREIN.    EXECUTORS,
                                      ADMINISTRATORS,    TRUSTEES   AND   OTHERS
                                      SIGNING  IN  A   REPRESENTATIVE   CAPACITY
                                      SHOULD INDICATE THE CAPACITY IN WHICH THEY
                                      SIGN.  WHERE THERE IS MORE THAN ONE OWNER,
                                      EACH SHOULD SIGN.
--------------------------------------------------------------------------------